Exhibit 99.1

Concept Group
Consolidated Financial Statements
December 31, 2011

Concept Group Consolidated Financial Statements

REPORT OF THE INDEPENDENT AUDITOR
For the Year Ended December 31, 2011
To the Board of Directors of
CONCEPT BETEILIGUNGEN AG, ZUG
Report on the consolidated financial statements
In accordance with the terms of our engagement, we have audited the accompanying consolidated financial statements of Concept group, which comprises the balance sheet, income statement, cash flow statement, statement of changes in equity and notes for the year ended December 31, 2011.
Board of Directors' Responsibility
The Board of Directors is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with Swiss GAAP FER as well as the requirements of Swiss law. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Independent Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Swiss Auditing Standards and US GAAS. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the existence and effectiveness of the entity's internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.
Basis for Qualified Opinion
Comparative financial information have not been included in the consolidated financial statements of the Concept group as described in the Note 24 to the financial statements, which constitutes a departure from the Swiss GAAP FER Standards.

Opinion
In our opinion, except for the matter described in the Basis for Qualified Opinion paragraph, the consolidated financial statements for the year ended December 31, 2011 give a true and fair view of the financial position, the results of operations and the cash flows in accordance with Swiss GAAP FER and comply with Swiss law.

Swiss GAAP FER vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for the year ended December 31, 2011 and the determination of equity at December 31, 2011, to the extent summarized in Note 22 to the financial statements.

Deloitte AG

/s/ Bernd Pietrus	/s/Alain Wenger
Bernd Pietrus	Alain Wenger
Licensed Audit Expert	Licensed Audit Expert
Auditor in Charge

Zürich, July 9, 2012
BPI/AWE/dem

Enclosures
- Consolidated financial statements (balance sheet, income statement, cash flow statement, statement of changes in equity and notes)

Concept Group
Consolidated Statement of Income
(in CHF)

		Year Ended
	Note	December 31, 2011

Net revenues		28,747,664	100.0%
Change in inventory		(366,841)
Cost of revenues		(10,147,432)
Gross Profit		18,233,391	63.4%

Personnel expenses		(5,787,054)
Rent expenses		(86,459)
Car expenses		(164,235)
Maintenance		(136,042)
Insurances and charges		(71,713)
Energy water auxiliary material		(38,968)
Office and administration		(761,726)
Marketing		(590,323)
Different operating expenses		(2,978)
Total Operating Expenses		(7,639,498)	(26.6)%
Earnings before depreciation, interest and taxes		10,593,893	36.9%
Depreciation	3)	(380,037)
Earnings Before Interest and Taxes		10,213,856	35.5%
Financial expenses	6)	(964,421)
Financial income	6)	109,850
Other expenses	7)	(215,724)
Other income	7)	126,417
Pretax Profit		9,269,978	32.2%
Taxes	8)	(1,777,800)
Net Income		7,492,178	26.1%

The accompanying notes form an integral part of the consolidated financial statements.

Concept Group
Consolidated Balance Sheet
(in CHF)

		Year Ended
	Note	December 31, 2011
Assets
Cash and cash equivalents	9)	5,953,630
Accounts receivable	10)	2,689,504
Allowance for doubtful accounts		(50,000)
Other receivables	11)	1,694,243
Inventories	12)	6,138,016
Prepaid expenses	13)	1,424,919
Total current assets		17,850,312	70.3%
Current account shareholder	18)	1,946,021
Loan, third parties	18)	171,362
Tangible assets	14)	5,437,277
Total non-current assets		7,554,660	29.7%
Total assets		25,404,972	100.0%
Liabilities and shareholders' equity
Accounts payable		711,776
Other payables		1,426,403
Provision for vacation		90,400
Accrued expenses	15)	559,149
Total current liabilities		2,787,728
Long-term provisions	16)	1,010,444
Deferred tax liabilities		2,371,547
Total liabilities		6,169,719	24.3%
Share capital		100,000
Legal reserves	17)	100,000
Retained earnings	17)	11,543,075
Consolidated net income		7,492,178
Total equity		19,235,253	75.7%
Total liabilities and shareholders' equity		25,404,972	100.0%

The accompanying notes form an integral part of the consolidated financial statements.

Concept Group
Consolidated Statement of Shareholders' Equity
(in CHF)

	Note	Share Capital	Legal Reserves	Retained Earnings	Total Equity
Balance at December 31, 2010	17)	100,000	100,000	14,843,075	15,043,075
Dividend payment	17)	—	—	(3,300,000)	(3,300,000)
Consolidated net income	17)	—	—	7,492,178	7,492,178
Balance at December 31, 2011	17)	100,000	100,000	19,035,253	19,235,253

The accompanying notes form an integral part of the consolidated financial statements.

Concept Group
Consolidated Statement of Cash Flow
(in CHF)

		Year Ended
	Note	December 31, 2011

Consolidated net income		7,492,178
Depreciation and amortization	14)	380,037
Depreciation and amortization (non operating assets)		—
Gains (-) / losses (+) on sale of non-current assets		19,884
Changes in provisions	15)	(1,466,094)
Cash flow from operating activities before changes in net working capital		6,426,005
Movement in accounts receivable		(909,903)
Movement in inventories		(366,301)
Movement in other receivables and prepaid expenses		(440,208)
Movement in accounts payable		(382,473)
Movement in other current liabilities and accrued expenses		(581,360)
Cash flow from operating activities		3,745,760
Investments in tangible assets	14)	(453,058)
Divestments of tangible assets		48,889
Investments in real estate non-operating		(543,080)
Increase of loans granted to others		(47,125)
Cash flow from investing activities		(994,374)
Increase (+) / repayment (-) of loans to shareholders		(641,780)
Dividend distribution to shareholders		(3,300,000)
Cash flow from financing activities		(3,941,780)
Net cash flow		(1,190,394)
Increase (+) / decrease (-) of cash and cash equivalents		(1,190,394)
Cash and cash equivalents at beginning of period		7,144,024
Cash and cash equivalents at end of period		5,953,630

The accompanying notes form an integral part of the consolidated financial statements.

Notes to the consolidated financial statements

Notes to the Consolidated Financial Statements (continued)

1. GENERAL INFORMATION

a) Business operations

Concept Group, or the Company, is a worldwide technology and market leader in insulated gate bipolar transistor or “IGBT” drivers for mid- to high-power IGBT modules. The Company has more than 25 years of experience in the design of sophisticated IGBT drivers and offers products for applications including industrial motor drives, renewable energy, electric trains, hybrid electric vehicles and a variety of other end markets.

b) Basis of presentation

The consolidated financial statements for the year ended December 31, 2011 are consistent throughout the financial statements with the accounting and reporting principles Swiss GAAP FER, except for the departure from Swiss GAAP FER disclosed in note 24 below.

2. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for the year ended December 31, 2011 present a true and fair view of the financial position, the results of operations and the cash flows in accordance with Swiss GAAP FER of the Concept Group. The consolidation adjustments were made according to the accounting principles of Swiss GAAP FER 30.

a) Scope of consolidation

•Concept Beteiligungen AG, Zug
•CT-Concept Holding AG, Biel (90 % participation, 10% Heinz Rüedi)
•CT-Concept Technologie AG, Biel (100 % participation)

On May 1, 2012, 100% of the stock in CT-Concept Holding AG and Concept Beteiligungen AG was purchased by a wholly owned subsidiary of Power Integrations, Inc. for cash.

b) Consolidation cut-off date and period

•	The consolidated financial statements cover the period from January 1 to December 31 the balance sheet date therefore is December 31.

•
For CT-Concept Technologie AG and Concept Beteiligunen AG, this period corresponds to their fiscal year. For the CT-Concept Holding AG, with its fiscal year end June 30, interim financial statements from January 1 to December 31 were prepared.

c) Consolidation method – Minority interests

•All group companies are fully consolidated.

•
No third party minority interests in these companies exists. The 10% holding in CT-Concept Holding AG of the sole shareholder is not treated as minority interests, as all group companies are wholly owned by Heinz Rüedi.

d) Capital consolidation

•
The capital consolidation is carried out in accordance with Swiss GAAP FER 30 and based on the purchase method. This means that the equity of subsidiaries as of the time of acquisition is offset against the purchase price or as of date of foundation offset against the carrying amount of the investment in the parent organization.

•
Since the current Concept Group structure results from 'internal' restructuring (mainly due to tax reasons), the consolidation reserves from the first consolidation in prior year (January 1, 2010) were fully reported as retained earnings (except for paid-in share capital), which reflects the actual circumstances.

e) Consideration of intercompany assets, liabilities, expenses and revenues

Notes to the Consolidated Financial Statements (continued)

•	Intercompany balances and transactions, as well as gains arising from such transactions, are eliminated in full.
•There are no unrealized profits from intercompany transactions.

f) Foreign currency translation

•None of the financial statements are in foreign currency.

•
Foreign currency assets and liabilities are translated into Swiss Francs at the exchange rate prevailing on the balance sheet date (€ 1.21605 / $ 0.92271). Foreign currency transactions are translated into local currency using the fixed exchange rate prevailing on the date of transaction. The fixed exchange rate is adjusted periodically. Foreign exchange gains and losses resulting from the settlement of such transactions and from translations at year-end are recognized in the statement of income.

3. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

a) Valuation principles

•
In accordance with Swiss GAAP FER 2, valuation principles are either historical cost, production cost or present value. Within the individual balance sheet items, valuation principles are applied consistently. Necessary depreciation and valuation adjustments are systematically identified and recorded.

b) Accounts receivable

•	Receivables are carried at nominal value. The foreign currencies are converted into Swiss francs at the exchange rates prevailing on the balance sheet date.

•
The creditworthiness of receivables and the payment behavior of customers are considered as very good. There is no history of material accounts receivable write-offs. Therefore, the allowance for doubtful debts is established relatively low with CHF 50,000.

c) Inventories

•	Inventory is stated at the lower of cost or market. The extensive hidden reserves on inventory in the statutory financial statements have been dissolved.

•
In prior years an allowance of 2.5% was made for discard, obsolete items and general storage risks. A revised procurement policy, combined with generally declining world market supplier prices in electronics and falling exchange rates have led to an increase of the lump-sum allowance from 2.5% in the preceding 3 years to 5% (2008), 10% (2009), 15% (2010). As of December 31, 2011 the lump-sum allowance has been lowered to 5% based on detailed assessment principles as well as lower market values and the current exchange rates.

d) Real estate

•	Operating property is valued at historical cost and depreciated linear over their estimated useful life.

•	Location: Johann-Renfer-Strasse 15, Biel

acquisition / construction costs 1999 – 2001	CHF 920,000
estimated construction period	1986
estimated useful life	40 years
annual depreciation	CHF 23,000
residual value	CHF 633,313

•	The non-operating real estate includes land and accumulated development- and construction costs. They are valued at historical cost and not depreciated.

e) Tangible assets

Notes to the Consolidated Financial Statements (continued)

•	Tangible assets are measured at historical cost and depreciated linear over their estimated useful lives.

Leasehold improvements	linear depreciation / amortization within	15 years
Measuring and production machinery	linear depreciation / amortization within	10 - 12 years
Tools, production equipment	linear depreciation / amortization within	3 years
Office furniture	linear depreciation / amortization within	15 years
Computer equipment, software	linear depreciation / amortization within	4 years
Vehicles	linear depreciation / amortization within	5 years

f) Intangible assets

As of December 31, 2011 Concept Group did not have any material intangible assets.

g) Provisions

•
Provisions are recognized only if Concept Group has a present obligation to a third party as a result of a past event. Further it needs to be probable that an outflow of resources will be required to settle the obligation and the obligation can be reliably estimated.

•	In February 2011 the Concept Group obtained the final tax invoices for the years 2008 to 2010. The amount due is presented as a current liability in the balance sheet.

h) Provisions for deferred tax

•
Deferred income taxes are recognized on the differences between the carrying amounts of assets in the Swiss GAAP FER financial statements and the corresponding tax bases. Deferred tax liabilities are generally recognized for all taxable temporary differences and are calculated at the full tax rate (25.0%).

i) Revenue recognition

•
Net revenues comprise the sales of products. Revenue is recognized if it is probable that the economic benefits will accrue to the Group and the amount can be estimated reliably. Revenue is recognized upon transfer of the risks and rewards of ownership of the goods to the customer.

j) Employee benefits

•
The Company sponsors a defined benefit pension plan in accordance with the legal requirements of Switzerland. The plan assets are held in legally autonomous trustee-administered funds that are subject to Swiss law and provides benefits in the event of retirement, death or disability. Benefits are based on age, years of service and salary. The plan is financed by contributions by both the employee and the Company. The Company's contributions to the pension plan are charged to the consolidated statement of income in the year to which they relate. As of December 31, 2011, the pension fund reported a coverage rate of 100%. The pension fund is a fully insured solution that provides insurance protection to ensure the plan assets equal the plan obligations.

k) Derivative instruments

•
Forward exchange contracts and options are used to hedge against some currency risks arising from business operations. Hedge transactions, like the underlying transactions, are shown at market value and changes in the market value are recognized in the statement of income. There were no forward exchange contracts outstanding as of December 31, 2011.

Notes to the Consolidated Financial Statements (continued)

Notes to the consolidated statement of income

4. NET SALES

•	Revenues are generated principally from the industrial market.

•	The following table represents revenues by geographic region for the year ended December 31, 2011.

Geographic Region	Revenue (in CHF)
China	15,127,192
US	4,868,500
EMEA	8,424,227
APAC	327,745
Total revenue	28,747,664

5. DEPRECIATION

•	Depreciation is based on the accounting principles disclosed in Note 3e) and were applied consistent to the prior year.

6. FINANCIAL EXPENSES / FINANCIAL INCOME

•	Financial expenses include bank charges, exchange rate differences on cash accounts and current accounts to shareholder as well as loan interests to shareholder.

•	Financial income mainly consists of interests payments obtained from the shareholder. Furthermore, the financial income includes interest income on bank accounts and loans from third parties.

7. OTHER EXPENSES / INCOME

The following table represents other expenses / income for the year ended December 31, 2011:

Other expenses / Income Item	Expenses	Income
	(in CHF)
Taxes from previous years (difference to received final tax bills 2008 - 2010)	47,541	—
Jefferies Project Canton	117,400	—
Loss on sale of a vehicle	19,884	—
Inventory impairment due to water damage in Thailand	30,000	—
Miscellaneous items (from previous years)	899	73,017
Change in warranty provision	—	53,400
	215,724	126,417

8. TAXES

Tax expenses consist of current taxes computed by applying an effective tax rate of 21.7% on the statutory financial results. Deferred income taxes are recognized on the differences between the carrying amounts of assets as of the Swiss GAAP FER financial statements and the corresponding tax bases by applying a full tax rate of 25.0%.

(in CHF)
Income taxes for the fiscal year	1,864,338
Change in deferred tax provision	(86,538)
Total Taxes	1,777,800

Notes to the Consolidated Financial Statements (continued)

Notes to the consolidated balance sheet

9. CASH AND CASH EQUIVALENTS

•	Cash and cash equivalents include almost exclusively balances with banks.

10. ACCOUNTS RECEIVABLE

Disclosed by currency as of December 31, 2011:

		December 31,
		2011
Receivables in CHF	CHF	31,228
Receivables in Euro	Euro	466,438
Receivables in USD		$2,266,290

11. OTHER RECEIVABLES

At December 31,
Material items:	2011 (in CHF)

Federal Tax Authorities
(VAT-receivable for the 4th quarter 2011)	255,067
Employer contribution reserve (Sammelstiftung Swiss Life)
(at nominal value / limited intended use)	337,208
Advanced payment to supplier CCS AG, Lyss	1,099,693
Other	2,275
Total	1,694,243

12. INVENTORIES

At December 31,
2011 (in CHF)
Raw materials	891,830
Work in process	4,364,345
Finished goods	881,841
Total	6,138,016

13. PREPAID EXPENSES

Prepaid expenses mainly consist of insurance premiums, tax prepayments and social security prepayments.

14. TANGIBLE ASSETS

Notes to the Consolidated Financial Statements (continued)

Tangible assets schedule	Leasehold improvements	Measuring instruments Machines Furniture	Computer Equipment	Vehicles	Total
	(in CHF)
At Cost
Opening balance January 1, 2011	245,470	1,485,004	1,578,416	1,096,631	4,405,521
Additions	13,647	312,521	50,458	76,432	453,058
Disposals	—	—	—	(68,773)	(68,773)
Closing balance December 31, 2011	259,117	1,797,525	1,628,874	1,104,290	4,789,806
Accumulated Depreciation
Opening balance January 1, 2011	(127,791)	(539,092)	(1,262,997)	(949,307)	(2,879,187)
Disposals	—	—	—	68,773	68,773
Depreciation	(16,820)	(143,565)	(125,375)	(71,277)	(357,037)
Closing balance December 31, 2011	(144,611)	(682,657)	(1,388,372)	(951,811)	(3,167,451)
Net Book Value
Balance December 31, 2011	114,506	1,114,868	240,502	152,479	1,622,355

For detailed disclosure of current year investments refer to Note 25.

Real estate schedule	Real estate - operating Renferstr.15	Construction in Progress	Land	Total
	(in CHF)
At Cost
Opening balance January 1, 2011	920,000	408,356	2,230,173	3,558,529
Additions	—	542,463	617	543,080
Disposals	—	—	—	—
Closing balance December 31, 2011	920,000	950,819	2,230,790	4,101,609
Accumulated Depreciation
Opening balance January 1, 2011	(263,687)	—	—	(263,687)
Disposals	—	—	—	—
Depreciation	(23,000)	—	—	(23,000)
Closing balance December 31, 2011	(286,687)	—	—	(286,687)
Net Book Value
Closing balance December 31, 2011	633,313	950,819	2,230,790	3,814,922

December 31, 2011
Fire insurance values	(in CHF)
Real estate (without construction insurance)	1,552,000
Tangible assets, inventories, electronic equipment	7,550,000

15. ACCRUED EXPENSES

Accrued liabilities mainly consist of social insurances and outstanding consulting fee invoices.

16. LONG-TERM PROVISIONS

Notes to the Consolidated Financial Statements (continued)

	Long-Term Provisions as of December 31, 2011 (in CHF)
	Other Liabilities	Income Tax 2011	Total
Opening balance at January 1, 2011	100,000	—	100,000
Additions	—	963,844	963,844
Reduction	(39,300)	—	(39,300)
Fulfilled during year 2011	(14,100)	—	(14,100)
Closing balance December 31, 2011	46,600	963,844	1,010,444

17. STOCKHOLDERS' EQUITY

Share capital

The share capital at December 31, 2011 amounts to CHF 100,000 and consists of 1,000 transferable shares with a par value of CHF 100 per share.

Legal reserves

The statutory or legal reserves which may not be distributed amount to CHF 100,000 at December 31, 2011.

Dividends

In September 2011, a cash dividend was declared in the amount of CHF 3.3 million, and was paid in 2011.

Retained earnings

Retained earnings consist of net income from prior years not yet distributed.

18. RELATED PARTY TRANSACTIONS

The Company's current related party accounts as of December 31, 2011.

As of December 31, 2011
Transaction	(in CHF)
Current account due from shareholder	1,946,021
Total current account shareholder	1,946,021
Loan to M. Hornkamp	69,587
Loan to EJ-Premium Cars	101,775
Total loan to third parties	171,362
Receivable Smart Building Systems AG	17,665
Total amount due from related parties	2,135,048

19. DERIVATIVE FINANCIAL INSTRUMENTS

During the year ended December 31, 2011, the Company recorded losses of approximately CHF 327,000 related to forward contracts. The Company did not hold any derivative financial instruments at December 31, 2011.

20. OFF-BALANCE SHEET LEASE COMMITMENTS

Notes to the Consolidated Financial Statements (continued)

Off-balance sheet lease commitments, payable	As of December 31, 2011 (in CHF)
not later than 1 year	124,980
later than 1 year but not later than 2 years	86,233
later than 2 years but not later than 3 years	9,677
later than 3 years	—
Total off-balance sheet lease commitments	220,890

The future lease payments are mainly related to non-cancellable operating leases for automobiles. The leases have varying terms and renewal rights.

21. FURTHER NOTES

The following table includes additional financial statement information at December 31, 2011 (in CHF).

As of December 31, 2011 (in CHF)
Contingent liabilities
Retention bonus in favor of employees	963,000
Assets pledged as security for liabilities	—
Liability toward pension fund	—
Risk assessment by the Board of Directors
The Board of Directors has analyzed and assessed the risk of the Group and - where necessary - initiated the appropriate measures.

22. RECONCILIATION OF SWISS GAAP FER TO UNITED STATES GAAP

The Concept Group has prepared these consolidated financial statements according to Swiss GAAP FER. The following tables are a reconciliation of differences relating to the statement of income and total shareholders' equity reported according to Swiss GAAP FER and United States GAAP. There were no significant differences in the cash flow statement presentation reported according to Swiss GAAP FER versus United States GAAP.

Reconciliation of consolidated statement of income
Year Ended December 31, 2011 (in CHF)
Swiss GAAP FER - Net income	7,492,178
Incremental pension related expense	(30,627)
Tax effect of above adjustments	7,657
U.S. GAAP - Net (loss) earnings	7,469,208

Notes to the Consolidated Financial Statements (continued)

Reconciliation of total shareholders' equity
Year Ended December 31, 2011 (in CHF)
Swiss GAAP FER	19,235,253
Adjustments:
Unfunded pension obligation	(769,299)
Tax effect of unfunded pension obligation	192,325
U.S. GAAP	18,658,279

23. SUBSEQUENT EVENTS

On March 30, 2012, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Power Integrations, Inc., a Delaware corporation, through its subsidiaries Power Integrations Netherlands B.V., a Dutch company, and Power Integrations Ltd, a Cayman Islands company, to sell all of the outstanding shares of its Swiss parent companies Concept Beteiligungen AG and CT-Concept Holding AG (the “Acquisition”) for approximately 105 million Swiss Francs, or about $116 million US net of assumed cash (the “Purchase Price”). The Acquisition was closed on May 1, 2012. The Purchase Price is subject to a net asset value adjustment following the closing of the acquisition subject to certain caps described in the Purchase Agreement.

24. DEPARTURE FROM SWISS GAAP FER

In connection with the Company's acquisition by Power Integrations, Inc. (the “acquirer” - see Note 23), the Company was required by the acquirer to prepare consolidated financial statements for the year ended December 31, 2011 to meet the acquirer's statutory filing requirements.  Comparable 2010 consolidated financial statements were not required by the acquirer and, accordingly, have not been prepared.  The presentation of comparable prior year financial statements is a requirement under Swiss GAAP FER and, therefore, this represents a departure from those requirements.

Notes to the Consolidated Financial Statements (continued)

25. INVESTMENTS IN TANGIBLE ASSETS

The table below includes material investments in the year ended December 31, 2011.

		Year Ended December 31, 2011
Investment		(in CHF)
Semiconductor system FINN	Konrad GmbH	156,000
Vehicle Shenzen representative office	China	31,525
BMW 330d	EJ Premium Cars GmbH	44,908
Non-operating real estate (development and construction cost)	Miscellaneous	543,079

Notes to the consolidated statement of cash flow

•	The consolidated statements of cash flow show the changes in cash and cash equivalents. The statements of cash flow for the year ended December 31, 2011 shows a negative cash flow of CHF 1,190,394.

•	The cash flow from operating activities shows that CHF 6,426,005 have been generated, whereas CHF 2,680,245 are committed in current assets (primarily receivables and inventories).

•	The cash flow from investing activities shows investments of CHF 994,374 in assets and non-operating properties during the financial year.

•	The cash flow from financing activities shows that CHF 3,941,780 have been distributed as dividends and loan increases to the shareholders.